Exhibit 99.906 Cert

Certification Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In conjunction with the Semi-Annual Report to Shareholders on Form N-CSR of Pacific Funds (the “Fund”) for the fiscal period ended September 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), Thomas C. Sutton, as Chief Executive Officer of the Fund, James T. Morris, as President of the Fund and Brian D. Klemens, as Treasurer (Principal Financial and Accounting Officer) of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Fund.

Date: November 22, 2005

/s/ THOMAS C. SUTTON

Thomas C. Sutton

Chief Executive Officer, Pacific Funds

/s/ JAMES T. MORRIS

James T. Morris

President, Pacific Funds

/s/ BRIAN D. KLEMENS

Brian D. Klemens

Treasurer (Principal Financial and Accounting Officer), Pacific Funds